UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 25, 2010 (March 22, 2010)

CardioGenics Holdings Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-28761	88-0380546

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

6295 Northam Drive, Unit 8, Mississauga, Ontario, L4V 1W8
(Address of Principal Executive Offices)(Zip Code)
Registrant’s telephone number, including area code: 905.673.8501

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry Into Material Definitive Agreement	3

Item 9.01 Exhibits	4

SIGNATURE	5

Item 1.01 – Entry Into Material Definitive Agreement

On March 23rd, 2010, CardioGenics Holdings Inc., a Nevada corporation (the “Company”) and all members of the Company’s board of directors other than Dr. Yahia Gawad (the “Board Member(s)”), entered into lock-up agreements (the  “Board Lock-Up Agreements”) pursuant to which the Board Members agreed to lock-up, until September, 2011, 38,759,113 shares, in the aggregate, of the Company’s common stock (the “Common Shares”) owned either directly or indirectly by the Board Members through their “Exchangeable Shares” in the Company’s Ontario, Canada subsidiary, CardioGenics ExchangeCo Inc. Following is a summary of the number of Common Shares locked-up by (i) each Board Member pursuant to the Board Lock-Up Agreements and (ii) Dr. Yahia Gawad pursuant to the lock-up agreement previously entered into by Dr. Gawad:

Director’s Name	Common Shares Beneficially Owned	Common Shares Subject to Lock-Up	Expiration of Lock-Up
Yahia Gawad	181,446,523	150,000,000	March 15, 2014
J. Neil Tabatznik	17,253,563	17,253,563	September 22, 2011
Linda J. Sterling	15,016,173	15,016,173	September 22, 2011
Alexander D.G. Reid	5,231,956	5,231,956	September 22, 2011
Chandra Panchal	1,257,420	1,257,420	September 22, 2011
TOTALS	220,205,635	188,759,112

In addition to the above lock-up agreements, the Company’s Chief Financial Officer, James Essex, agreed on March 22, 2010 to lock-up 3,981,830 Common Shares beneficially owned by Mr. Essex until September 22, 2011 and five (5) other long-time stockholders also agreed on March 22, 2010 to lock-up 10,404,000 Common Shares, in the aggregate, beneficially owned by those stockholders until September 22, 2011 (the “Other Lock-Up Agreements”).

The Board Lock-Up Agreements and the Other Lock-Up Agreements permit the respective stockholders thereunder to (x) pledge the securities that are subject to their lock-up agreements (the “Restricted Securities”) as collateral to secure any loan taken by them in an arms length loan transaction or (y) transfer all or any portion of the Restricted Securities to an immediate family member so long as such family member agrees, in a writing acceptable to the Company, to be bound by the terms and conditions of the applicable lock-up agreement.

In addition, in the event of a “Change-in-Control” of the Company during the lock-up periods, the Board Lock-Up Agreements and the Other Lock-Up Agreements (and the lock-up restrictions thereunder) shall terminate and become of no further force and effect immediately upon the effectiveness of such “Change-in-Control.” For purposes of these lock-up agreements, “Change-in-Control” means (i) any acquisition of more than 50% of the outstanding capital stock of the Company by any unrelated third party (“Third Party“); (ii) any merger of the Company into any Third Party; or (iii) any acquisition of substantially all of the assets of the Company by any Third Party.

The foregoing description of the Board Lock-Up Agreements and the Other Lock-Up Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the lock-up agreements that were executed by the respective Board Members, executives and stockholders, the forms of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

A press release issued by the Company in connection with the lock-up agreements is also included as Exhibit 99.1 hereto.

Item 9.01 Exhibits.

Index to Exhibits

10.1	Form of Lock-Up Agreements entered into by certain members of the Board of Directors of CardioGenics Holdings Inc. and certain other stockholders with respect to their “Exchangeable Shares.“

10.2	Form of Lock-Up Agreement entered into by a member of the Board of Directors of CardioGenics Holdings Inc. and certain other stockholders with respect to their shares of the Company’s common stock.

99.1	Press Release dated March 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIOGENICS HOLDINGS INC.

By:	/s/ Yahia Gawad
	Name:	Yahia Gawad
	Title:	Chief Executive Officer

Dated: March 25, 2010